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                                                                     Exhibit 1.1


                        THE FIRST MARBLEHEAD CORPORATION

                     Common Stock, par value $.01 per share

                                 -------------

                             Underwriting Agreement

                                                              [__________], 2004
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Bear, Stearns & Co. Inc.
Allen & Company LLC
Blaylock & Partners, L.P.
    As representatives of the several Underwriters
      named in Schedule I hereto,
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

     The stockholders of The First Marblehead Corporation, a Delaware corporation (the "Company") named in SCHEDULE II hereto (the "Selling Stockholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in SCHEDULE I hereto (the "Underwriters") an aggregate of 6,440,271 shares and, at the election of the Underwriters, up to 966,041 additional shares of Common Stock, par value $.01 per share ("Stock") of the Company. The aggregate of 6,440,271 shares to be sold by the Selling Stockholders is herein called the "Firm Shares" and the aggregate of 966,041 additional shares to be sold by the Selling Stockholders is herein called the "Optional Shares". The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares".

     1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

          (i) A registration statement on Form S-1 (File No. 333-116142) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule


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     424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");

          (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and unless otherwise corrected, modified or supplemented by the Prospectus, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(l) of Form S-1;

          (iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(l) of Form S-1;

          (iv) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or, to the knowledge of the Company, court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of


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     operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

          (v) The Company and its subsidiaries own no real property and have good and valid title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

          (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with power and authority (corporate and other) to own its properties and conduct its business; and each of the Company and its subsidiaries has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

          (vii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth in the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

          (viii) The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, result in a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"), nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for such violations of statutes, orders, rules or regulations that would not, individually or in the aggregate, result in a Material Adverse Effect and also prevent the Company from performing its obligations under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is


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     required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required by the National Association of Securities Dealers, Inc. or under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

          (ix) Neither the Company nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation or By-laws or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect;

          (x) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, and under the captions "Underwriting" and "Shares Eligible for Future Sale", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

          (xi) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (xii) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

          (xiii) KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

          (xiv) (A) Except as otherwise disclosed in the Prospectus under the caption "Risk Factors -- If we become subject to the licensing or registration laws of any jurisdiction or any additional government regulation, our compliance costs could increase significantly", and subject to the limitations described therein, each of the Company and its subsidiaries has all certificates, consents, registrations, exemptions, orders, permits, licenses, qualifications, concessions, franchises, orders, authorizations or other approvals (each, an "Authorization") of and from, and has made all declarations and filings with, all Federal and state governmental authorities, self-regulatory organizations, and all courts and other tribunals, necessary or required to own or lease their properties and to engage in the business currently conducted by them in the manner described in the Prospectus; (B) all Authorizations referred to in clause
     (A) of this paragraph are valid and in full force and effect; and (C) each of the Company and its subsidiaries is in compliance with the terms and conditions of such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto, other than, in the case of clause (A), (B) and (C), those Authorizations,


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     the failure to obtain or comply with would not, individually or in the aggregate, result in a Material Adverse Effect;

          (xv) Except as set forth in the Shareholders Agreement, dated as of December 21, 1995, among the Company and the stockholders named therein, no holder of securities of the Company has any preemptive right to acquire from the Company any securities of the Company; and no holder of securities of the Company has any right to require the Company to register securities under the Registration Statement;

          (xvi) The consolidated historical financial statements, including the notes thereto, included in the Registration Statement and the Prospectus fairly present the financial position, results of operations and changes in the consolidated financial position of the Company and its subsidiaries as of the respective dates, or for the respective periods, indicated, all in conformity with United States generally accepted accounting principles consistently applied throughout such periods; the consolidated pro forma financial statements, including the notes thereto, included in the Registration Statement and the Prospectus have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and fairly present the historical and proposed transactions described in the Registration Statement and the Prospectus or contemplated by this Agreement, on the basis of assumptions that, in the reasonable opinion of the Company, were reasonable at the time such pro forma financial statements were prepared; and all other historical and pro forma financial information and other financial data included in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries;

          (xvii) All material tax returns required to be filed by the Company or any of its subsidiaries in any jurisdiction have been timely and duly filed, other than those filings being contested in good faith; there are no tax returns of the Company or any of its subsidiaries that are currently being audited by state, local, Federal or foreign taxing authorities or agencies (and with respect to which the Company or any of its subsidiaries has received notice); and all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges which are known by the Company, or which could have been known by the Company after reasonable investigation, to be due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest, and other than those that are not material;

          (xviii) The Company and its subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses that insures against such losses and risks as are adequate in accordance with reasonable business judgment to protect the Company and its subsidiaries and their respective businesses; and all such insurance is outstanding and duly in force on the date hereof and to the best of the Company's knowledge will be outstanding and duly in force at each Time of Delivery (as defined in Section 4 hereof);

          (xix) The Company and its subsidiaries own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted or as proposed in the Prospectus to be conducted, except any failure to so own, possess, license or have rights to use Intellectual


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     Property which would not, individually or in the aggregate, result in a
     Material Adverse Effect; and

          (xx) Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
     (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto;

     (b) Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

          (i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

          (ii) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership, the Trust Agreement or Declaration of Trust of such Selling Stockholder if such Selling Stockholder is a trust, the Certificate of Formation or Limited Liability Company Agreement of such Selling Stockholder if such Selling Stockholder is a limited liability company, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

          (iii) Such Selling Stockholder, (a) if it has placed in custody under the Custody Agreement Certificates or Exercised Shares (as such terms are defined in the Custody Agreement), has, and immediately prior to each Time of Delivery such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters, and (b) if it has placed in custody under the Custody Agreement Exercise Notices (as such term is defined in the Custody Agreement), has, and immediately prior to each Time of Delivery such Selling Stockholder will have, good and valid title to the options with respect to which such


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     Exercise Notices have been given, and, at each Time of Delivery, such
     Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, in each case free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

          (iv) During the period beginning from the date hereof and continuing to and including the date 90 calendar days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent. Notwithstanding the foregoing, a Selling Stockholder may transfer Stock (i) to the Underwriters pursuant to this Agreement, (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the foregoing restrictions, or (iii) to any trust for the direct or indirect benefit of the Selling Stockholder or the immediate family of the Selling Stockholder, provided that the trustee of the trust agrees to be bound in writing by the foregoing restrictions, and provided further that any such transfer shall not involve a disposition for value. In addition, notwithstanding the foregoing, if the Selling Stockholder is
     (i) a corporation, the corporation may transfer the capital stock of the Company to any stockholder or wholly-owned subsidiary of such corporation,
     (ii) a limited partnership, the limited partnership may transfer the capital stock of the Company to its partners, (iii) a limited liability company, the limited liability company may transfer the capital stock of the Company to any member of such limited liability company or (iv) a trust, the trustee may transfer the capital stock of the Company to any beneficiary, trustee or settlor of such trust; PROVIDED, HOWEVER, that in any such case, it shall be a condition to the transfer that each transferee execute an agreement stating that such transferee is receiving and holding such capital stock subject to the foregoing provisions and there shall be no further transfer of such capital stock except in accordance with these provisions, and PROVIDED FURTHER that any such transfer shall not involve a disposition for value;

          (v) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

          (vi) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (vii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to


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     the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as defined in Section 4 hereof) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

          (viii) Certificates and Exercised Shares in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder and/or Exercise Notices representing all of the Shares to be sold by such Selling Stockholder hereunder have in each case been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the "Custody Agreement"), duly executed and delivered by such Selling Stockholder to The First Marblehead Corporation, as custodian (the "Custodian"), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the "Power of Attorney"), appointing the persons indicated in SCHEDULE II hereto, and each of them, as such Selling Stockholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in
     Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; and

          (ix) The Shares represented by the Certificates, Exercised Shares and/or the Exercise Notices held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, Certificates and/or Exercised Shares representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

     2. Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $[_____], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in SCHEDULE II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such


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Underwriter as set forth opposite the name of such Underwriter in SCHEDULE I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in SCHEDULE I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

     The Selling Stockholders, as and to the extent indicated in SCHEDULE II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 966,041 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by each Selling Stockholder as set forth in
SCHEDULE II hereto. Any such election to purchase Optional Shares may be exercised one time and only by written notice from you to the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery or, unless you and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than five business days after the date of such notice.

     3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

     4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to Goldman, Sachs & Co., through the facilities of the Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Custodian, to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery with respect thereto at the office of DTC or its designated custodian or at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on [__________], 2004 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

     (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(l) hereof, will be delivered at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     5. The Company agrees with each of the Underwriters:

          (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

          (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (c) Promptly to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

          (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

          (e) During the period beginning from the date hereof and continuing to and including the date 90 calendar days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option or purchase plans existing on, upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, or upon the issuance by the Company of securities in order to acquire assets or equity of one or more businesses, provided that the Company will not issue in excess of an aggregate of $20 million of securities for such acquisitions), without your prior written consent;

          (f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

          (g) During a period of five years from the effective date of the Registration Statement, to furnish or make available to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

          (h) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

          (i) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

          (j) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the "License"); PROVIDED, HOWEVER, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

     6. The Company and each of the Selling Stockholders covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of reproducing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the New York Stock Exchange; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (b) such Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder's obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Stockholder, (ii) such Selling Stockholder's pro rata share of the fees and expenses of the Attorneys-in-Fact and the Custodian, and (iii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. In connection with clause (b)(iii) of the preceding sentence, Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse Goldman, Sachs & Co. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

     7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

          (b) Goodwin Procter LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c) Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(a) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business and to own, lease and operate its properties, as such business and properties are described in the Prospectus;

               (ii) Each subsidiary of the Company has been duly incorporated as a corporation and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation as set forth opposite its respective name on Schedule A thereto;

               (iii) The Company is duly qualified and is in good standing as a foreign corporation authorized to do business in the Commonwealth of Massachusetts and the State of New York. Each subsidiary of the Company is duly qualified and is in good standing as a foreign corporation authorized to do business in the jurisdictions set forth opposite their respective names on Schedule A thereto;

               (iv) The Company has an authorized capital as set forth under the caption "Description of Capital Stock" in the Prospectus. The Shares conform in all material respects to the description of Common Stock set forth under the caption "Description of Capital Stock" in the Prospectus;

               (v) All of the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned of record directly or indirectly by the Company;

               (vi) This Agreement has been duly authorized, executed and delivered by the Company;

               (vii) The statements in the Prospectus under the captions "Description of Capital Stock," "Shares Eligible for Future Sale" and certain paragraphs of "Underwriting", insofar as such statements constitute matters of law or legal conclusions or summarize the terms of agreements, are correct in all material respects;

               (viii) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency, except such as have been obtained under the Act and the Securities Exchange Act of 1934 (the "Exchange Act"), and except as may be required under the securities or Blue Sky laws of any foreign jurisdiction or of any state or other jurisdiction of the United States, as to which such counsel expresses no opinion, (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the Certificate of Incorporation or By-laws of the Company or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any subsidiary of the Company is a party filed as an exhibit to the Registration Statement, except exhibits 10.1 through and including 10.27 and exhibit 10.35, as to which such counsel expresses no opinion, or (C) violate or conflict with any applicable U.S. federal or Massachusetts state law, rule or regulation, which in such counsel's experience is normally applicable in transactions of the type contemplated by this Agreement, the Delaware General Corporation Law statute or any judgment, order or decree specifically naming the Company or its property of which such counsel is aware;

               (x) To such counsel's knowledge, there is no action, proceeding or litigation pending or threatened against the Company or any of the subsidiaries of the Company before any court, governmental or administrative agency or body that is required by the Act or the rules and regulations thereunder to be described in the Registration Statement or the Prospectus that is not so described;

               (xi) The Company is not an "investment company" as such term is defined in the Investment Company Act;

               (xii) To such counsel's knowledge, except as described in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except for any such rights which have been waived;

               (xiii) The Shares to be delivered at the Time of Delivery are listed on the New York Stock Exchange;

               (xiv) In the course of acting as counsel for the Company in connection with the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with officers and other representatives of the Company, regulatory counsel for the Company, representatives of and counsel for the Underwriters and representatives of the independent public accountants of the Company, during which the Registration Statement and the Prospectus were discussed. While the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that such counsel is not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, subject to the foregoing and based on such participation, inquiries and discussions, no facts have come to such counsel's attention that have caused such counsel to believe that the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading (except that such counsel expresses no such view with respect to the financial statements, including the notes and schedules thereto, or any other financial or accounting information or data included therein), or that the Prospectus, as of the date it was filed with the Commission pursuant to Rule 424(b) under the Act or as of the date hereof, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel expresses no such view with respect to the financial statements, including the notes and schedules thereto, or any other financial or accounting information or data included therein). Such counsel is not aware of any contract or other document of a character required by the Act and the applicable rules and regulations of the Commission thereunder to be filed as an exhibit to the Registration Statement that is not so filed;

               Such counsel shall be entitled to rely in respect of their opinion in respect of certain matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificates and shall provide you with original signed copies of such certificates;

          (d) Pierce Atwood, regulatory counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

               (i) (A) Except as otherwise disclosed in the Prospectus under the caption "Risk Factors -- If we become subject to the licensing or registration laws of any jurisdiction or any additional government regulation, our compliance costs could increase significantly", and subject to the limitations described therein, each of the Company and its subsidiaries has all Authorizations of and from, and has made all declarations and filings with, all Federal and state governmental authorities, self-regulatory organizations, and all courts and other tribunals, necessary or required to own or lease their properties and to engage in the business currently conducted by it in the manner described in the Prospectus; (B) all Authorizations referred to in clause (A) of this paragraph are valid and in full force and effect; and (C) to the best of such counsel's knowledge, each of the Company and its subsidiaries is in compliance with the terms and conditions of such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto, other than, in the case of clause (A), those Authorizations, the failure to obtain would not, individually or in the aggregate, result in a material adverse change in, or a material adverse effect on, the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries;

               (ii) The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject and which are filed as exhibits 10.1 through 10.27 and 10.35 to the Registration Statement (provided that such counsel need render no opinion with respect to the confidentiality provisions of Section 11.15(a) of the Master Servicing Agreement between the Company and The Education Resources Institute, Inc.) (the "Reviewed Agreements"), nor will such action result in any violation of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and

               (iii) Insofar as the statements set forth in the Prospectus under the captions "Risk Factors -- If we become subject to the licensing or registration laws of any jurisdiction or any additional government regulation, our compliance costs could increase significantly, --Failure to comply with consumer protection laws could subject us to civil and criminal penalties and affect the value of our assets. Compliance with recently enacted identity theft laws and regulations will increase the cost and complexity of our operations and MAY reduce our ability to process growing loan volumes in a timely fashion," and "Business--Government Regulation" constitute a summary of matters of law or legal conclusions pertaining to the regulation of the Company's business by any Federal or state governmental authority, self-regulatory organization, court or other tribunal, they are correct in all material respects.

               In addition to the matters set forth above, such letter shall also contain a statement of such counsel to the effect that although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, (i) to the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position stockholders' equity or results of operations of the Company and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened, and (ii) with respect to the sections of the Registration Statement and the Prospectus appearing under the captions "Prospectus Summary," "Risk Factors," "Management Discussion and Analysis of Financial Condition and Results of Operation," and "Business" (the "Reviewed Portions"), they have no reason to believe that, as of its effective date, the Reviewed Portions as set forth in the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Reviewed Portions as set forth in the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Reviewed Portions as set forth in the Registration Statement or the Reviewed Portions as set forth in the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contain an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement relating to the Reviewed Portions required to be filed or of any contracts or other documents of a character similar to the Reviewed Agreements required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

               In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States and the state laws of the Commonwealth of Massachusetts (provided that the limitation to the state laws of the Commonwealth of Massachusetts shall not apply to the opinion set forth in subsection (i) of this Section 7(d)). Such counsel shall be entitled to rely in respect of their opinion in respect of certain matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificates and shall provide you with original signed copies of such certificates;

          (e) The respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel (a draft of each such opinion is attached as Annex II(c) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

               (i) A Power-of-Attorney and a Custody Agreement have been duly executed and delivered by such Selling Stockholder and constitute valid and binding agreements of such Selling Stockholder;

               (ii) This Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder; and the sale of the Shares to be sold by such Selling Stockholder hereunder and the consummation of the transactions herein contemplated will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency, except such as have been obtained under the Securities Act and the Exchange Act, and except as may be required under the securities or Blue Sky laws of any foreign jurisdiction or of any state or other jurisdiction of the United States, as to which we express no opinion, (B) conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, or (C) violate or conflict with any applicable United States federal or Massachusetts state law, rule or regulation, which in such counsel's experience is normally applicable in transactions of the type contemplated by this Agreement, or any judgment, order or decree specifically naming the Selling Stockholder which is known to such counsel;

               (iii) Based solely on a certificate of such Selling Stockholder and the representations and warranties of such Selling Stockholder in the Custody Agreement and this Agreement, at such Time of Delivery, such Selling Stockholder had, after giving effect to the exercise of options as contemplated by this Underwriting Agreement, the Custody Agreement and the Power of Attorney, good and valid title to the Shares to be sold at such Time of Delivery by such Selling Stockholder under this Agreement, free and clear of all liens, encumbrances, equities or claims, and such Selling Stockholder has full legal right and authority to sell, transfer and deliver in the manner provided in this Agreement and the Custody Agreement the Shares being sold by such Selling Stockholder under this Agreement; and

               (iv) Assuming that each Underwriter acquires a securities entitlement (within the meaning of Sections 8-102(a)(17) and 8-501 of the Uniform Commercial Code (the "UCC")) in the Shares transferred by such Selling Stockholder by having such Shares credited to the securities account or accounts of such Underwriter maintained with The Depository Trust Company or another securities intermediary, and makes payment for such Shares as provided in this Agreement, in each case without notice of any adverse claim (within the meaning of Sections 8-105 and 8-502 of the UCC), no action based on an adverse claim (within the meaning of Section 8-102 of the UCC) may be asserted against such Underwriter with respect to such Shares.

               Such counsel shall be entitled to rely in respect of their opinion in respect of matters of fact upon certificates of officers of the Company or its subsidiaries or upon certificates of the Selling Stockholders, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificates and shall provide you with original signed copies of such certificates;

          (f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at such Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you and KPMG LLP, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

          (g)(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (h) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (i) The Shares to be delivered at the Time of Delivery are listed on the New York Stock Exchange;

          (j) The Company has obtained and delivered to the Underwriters executed copies of an agreement from each of the Selling Stockholders, substantially to the effect set forth in Subsection 1(b)(iv) hereof in form and substance satisfactory to you;

          (k) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses promptly following the date of this Agreement;

          (l) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of the Company signed by officers of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section; and

          (m) Deutsch Williams Brooks DeRensis & Holland, P.C., special counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that, they are of the opinion that all the outstanding shares of capital stock of the Company that were issued by the Company prior to October 30, 2003, have been duly authorized and validly issued and are fully paid and non-assessable.

     8. (a) The Company and each of the Selling Stockholders (other than the Selling Stockholders listed on Schedule III hereto) (such Selling Stockholders, hereinafter the "Indemnification Stockholders"), jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Indemnification Stockholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein; provided, further, that the liability of an Indemnification Stockholder pursuant to this subsection 8(a) shall not exceed the product of (i) the number of Shares sold by such Indemnification Stockholder, including any Optional Shares, and (ii) the public offering price of the Shares as set forth in the Prospectus, net of underwriting discounts and commissions.

     (b) Each of the Selling Stockholders listed on Schedule III hereto (such Selling Stockholders, hereinafter the "Limited Indemnification Stockholders"), severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Limited Indemnification Stockholder for use therein and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the liability of a Limited Indemnification Stockholder pursuant to this subsection 8(a) shall not exceed the product of (i) the number of Shares sold by such Limited Indemnification Stockholder, including any Optional Shares, and (ii) the public offering price of the Shares as set forth in the Prospectus, net of underwriting discounts and commissions.

     (c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

     (d) Promptly after receipt by an indemnified party under subsection (a),
(b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute in excess of an amount equal to the product of the number of Shares sold by the Selling Stockholder, including any Optional Shares, and the public offering price of the Shares set forth in the Prospectus, net of underwriting discounts and commissions. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(e) to contribute are several in proportion to their respective underwriting obligations and not joint. Notwithstanding anything to the contrary in this subsection (e), the Limited Indemnification Stockholders shall only be required to contribute insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Limited Indemnification Stockholder for use therein; and no Limited Indemnification Stockholder shall be required to contribute any amount in excess of an amount equal to the product of (i) the number of Shares sold by such Limited Indemnification Stockholder, including any Optional Shares, and (ii) the public offering price of the Shares as set forth in the Prospectus, net of underwriting discounts and commissions.

     (f) The obligations of the Company and the Selling Stockholders under this
Section 8 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the

Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

     9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Selling Stockholders shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your reasonable opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the

Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

     11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

     12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in SCHEDULE II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; PROVIDED, HOWEVER, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

     15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     17. The Company and the Selling Stockholders are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

     If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel and the Custodian, if any, counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

     Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.


                                       Very truly yours,

                                       THE FIRST MARBLEHEAD CORPORATION



                                       By: .....................................
                                           Name:
                                           Title:

                                                            Selling Stockholders
                                           INTERLAKEN INVESTMENT PARTNERS, L.P.
                                           DANIEL MAXWELL MEYERS
                                           RALPH M. JAMES
                                           STEPHEN E. ANBINDER
                                           GENERAL REINSURANCE CORP.
                                           VICTOR M. SAMRA, JR.
                                           JOHN C. NILES
                                           JOSEPH L. FRAITES
                                           ROXBURY MANAGEMENT COMPANY LLC
                                           THATCHER FIELDS
                                           EVEREST REINSURANCE CO.
                                           STEINE SKAANE
                                           ACUITY, A MUTUAL INSURANCE COMPANY
                                           PRIMERICA LIFE INSURANCE COMPANY
                                           JOHN A. HUPALO
                                           JOSHUA A. POLAN
                                           KEVIN WALKER
                                           BARRY HENEGHAN
                                           ROBERTSON WARD BLANCH
                                           JAMES W. WALKER II
                                           LUCILLE R. MOLLOY
                                           RICHARD CIMINO
                                           PAUL MCCARTY
                                           DONAHUE LIVING TRUST
                                           FRANK J. TASCO
                                           SANFORD I. WEILL
                                           JO-ANN BURNHAM
                                           BRUCE LEFENFELD
                                           GARY SANTO
                                           DOOPY L.P.
                                           DAVID LUCIANO
                                           DONALD R. PECK
                                           PAT O'NEIL
                                           LARRY LUTZ
                                           TROY BOONE
                                           KRISTIN CAREY
                                           RICHARD NEELY
                                           ELIZABETH OLMOS
                                           LISA SPERANZA


                                           By: .................................
                                               Name:
                                               Title:
                                               As Attorney-in-Fact acting on
                                                behalf of each of the Selling
                                                Stockholders named in SCHEDULE
                                                II to this Agreement.

Accepted as of the date hereof
in New York, New York

Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Bear, Stearns & Co. Inc.
Allen & Company LLC
Blaylock & Partners, L.P.



By:..............................
      (Goldman, Sachs & Co.)

On behalf of each of the Underwriters

                                   SCHEDULE I

                                                            NUMBER OF OPTIONAL
                                                               SHARES TO BE
                                       TOTAL NUMBER OF         PURCHASED IF
                                         FIRM SHARES          MAXIMUM OPTION
              UNDERWRITER              TO BE PURCHASED           EXERCISED
Goldman, Sachs & Co...............
J.P. Morgan Securities Inc........
Bear, Stearns & Co. Inc...........
Allen & Company LLC...............
Blaylock & Partners, L.P..........
















                                       ----------------     ----------------
         Total....................
                                       ================     ================

                                   SCHEDULE II

                                                                            NUMBER OF OPTIONAL
                                                                               SHARES TO BE
                                                          TOTAL NUMBER OF         SOLD IF
                                                            FIRM SHARES       MAXIMUM OPTION
                                                             TO BE SOLD         EXERCISED
The Selling Stockholders:*                                   6,440,271            966,041

              Interlaken Investment Partners, L.P.....       1,000,000            150,000
              Daniel Maxwell Meyers...................         869,565            130,435
              Ralph M. James..........................         869,565            130,435
              Stephen E. Anbinder.....................         791,287            118,693
              General Reinsurance Corp................         555,455             83,318
              Victor M. Samra, Jr.....................         304,348             45,652
              John C. Niles...........................         238,470             35,770
              Joseph L. Fraites.......................         195,652             29,348
              Roxbury Management Company LLC..........         173,913             26,087
              Thatcher Fields.........................         173,913             26,087
              Everest Reinsurance Co..................         166,637             24,996
              Steine Skaane...........................         115,000             17,250
              Acuity, A Mutual Insurance Company......         111,091             16,664
              Primerica Life Insurance Company........         111,091             16,664
              John A. Hupalo..........................         104,348             15,652
              Joshua A. Polan.........................          77,322             11,598
              Kevin Walker............................          73,913             11,087
              Barry Heneghan..........................          60,870              9,130
              Robertson Ward Blanch...................          55,546              8,332
              James W. Walker II......................          52,174              7,826
              Lucille R. Molloy.......................          51,152              7,673
              Richard Cimino..........................          40,000              6,000
              Paul McCarty............................          26,087              3,913
              Donahue Living Trust....................          22,218              3,333
              Frank J. Tasco..........................          22,218              3,333
              Sanford I. Weill........................          22,218              3,333
              Jo-Ann Burnham..........................          20,522              3,078
              Bruce Lefenfeld.........................          20,087              3,013
              Gary Santo..............................          19,826              2,974
              Doopy L.P...............................          17,391              2,609
              David Luciano...........................          17,174              2,576
              Donald R. Peck..........................          13,043              1,957
              Pat O'Neil..............................          10,000              1,500
              Larry Lutz..............................           8,696              1,304
              Troy Boone..............................           8,696              1,304
              Kristin Carey...........................           8,348              1,252
              Richard Neely...........................           5,652                848
              Elizabeth Olmos.........................           4,174                626
              Lisa Speranza...........................           2,609                391


Total  ...............................................  --------------     --------------
                                                             6,440,271            966,041
                                                        ==============     ==============

--------------
* Each of the Selling Stockholders has appointed Daniel Maxwell Meyers and Donald R. Peck, and each of them, as Attorneys-in-Fact for such Selling Stockholder.

                                  Schedule III

                      Limited Indemnification Stockholders



VICTOR M. SAMRA, JR.
JOSEPH L. FRAITES
ROXBURY MANAGEMENT COMPANY LLC
THATCHER FIELDS
GENERAL REINSURANCE CORP.
EVEREST REINSURANCE CO.
ACUITY, A MUTUAL INSURANCE COMPANY
PRIMERICA LIFE INSURANCE COMPANY
STEINE SKAANE
JOSHUA A. POLAN
KEVIN WALKER
ROBERTSON WARD BLANCH
JAMES W. WALKER II
LUCILLE R. MOLLOY
BARRY HENEGHAN
RICHARD CIMINO
PAUL MCCARTY
BRUCE LEFENFELD
GARY SANTO
JO-ANN BURNHAM
DONAHUE LIVING TRUST
FRANK J. TASCO
SANFORD I. WEILL
DOOPY L.P.
DAVID LUCIANO
PAT O'NEIL
TROY BOONE
KRISTIN CAREY
RICHARD NEELY
ELIZABETH OLMOS
LISA SPERANZA

                                                                         ANNEX I

                             FORM OF COMFORT LETTER

     Pursuant to Section 7(f) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

          (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

          (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the representatives of the Underwriters (the "Representatives");

          (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

          (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

          (v) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

               (A) (i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

               (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

               (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

               (D) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

               (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (vi) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                                                     ANNEX II(a)

                      FORM OF OPINION OF HALE AND DORR LLP

                                                                     ANNEX II(b)

                        FORM OF OPINION OF PIERCE ATWOOD

                                                                     ANNEX II(c)

               FORM OF OPINION OF COUNSEL TO SELLING STOCKHOLDERS